EXHIBIT 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-53939) of Florida Progress Corporation of our report dated March 3, 1995 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation which appears in the Form 11-K of Florida Progress Corporation dated March 27, 1995.

PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP
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Tampa, Florida
March 27, 1995